Guangxi Huijie Sci. & Tech. Feed Co, Ltd.
Financial Statements
From inception (August 2, 2004) to December 31, 2004 and Year Ended December 31, 2005 And
Nine Months Ended September 30, 2006 and 2005 (Unaudited)

Contents

Page
Report of Independent Registered Public Accounting Firm	1

Financial Statements:
Balance Sheets as of December 31, 2005 and September 30, 2006	2

Statements of operations and comprehensive loss from inception ( August 2, 2004)

To December 31, 2004, Year Ended December 31, 2005 and Nine Months Ended September 30, 2006 and 2005	3

Statements of Stockholders’ Equity from inception (August 2, 2004)

To December 31, 2004 and For the Year Ended December 31, 2005	4

Statements of Cash Flows from inception (August 2, 2004) to December 31, 2004,

Year Ended December 31, 2005 and Nine Months Ended September 30, 2006 and 2005	5

Notes to Financial Statements	6- 13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Guangxi Huijie Sci. & Tech. Feed Co, Ltd.

We have audited the accompanying balance sheet of Guangxi Huijie Sci. & Tech. Feed Co, Ltd. as of December 31, 2005 and the related statements of operations and comprehensive loss, accumulated deficit, stockholders’ equity and cash flows from inception (August 2, 2004) to December 31, 2004 and for the year ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Guangxi Huijie Sci. & Tech. Feed Co, Ltd. as of December 31, 2005, and the results of its operations and cash flows from inception ( August 2, 2004) to December 31, 2004 and for the year ended December 31, 2005 in conformity with US generally accepted accounting principles.

Goldman & Parks LLP

Tarzana, California
November 24, 2006

GUANGXI HUIJIE SCI. & TECH. FEED CO., LTD.
BALANCE SHEET
AS OF SEPTEMBER 30, 2006 ( Unaudited) AND DECEMBER 31, 2005

ASSETS
	September 30,	December 31,
	2006	2005
	(Unaudited)
CURRENT ASSETS:
Cash & cash equivalents	$17,449	$85,203
Accounts receivable, net of allowance for doubtful accounts of $5,413 and $0	591,477	163,983
Advance to suppliers	28,657	27,923
Other receivables	96,986	192,169
Due from related party	—	8,141
Inventory	209,468	352,899
Prepaid expense	—	464

Total current assets	944,037	830,781

PROPERTY AND EQUIPMENT, net	600,135	618,721

INTANGIBLE ASSETS	191,511	190,448

TOTAL ASSETS	$1,735,683	$1,639,950

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$361,050	$277,452
Notes payable	—	156,130
Other payables	—	33,663
Unearned revenue	13,860	25,606
Advance from shareholder	549,089	780,650
Advance from related party	111,080	59,228
Due to related party	131	—
Accrued expenses	2,019	187
Income tax payable	105,236	—

Total current liabilities	1,142,467	1,332,915

STOCKHOLDERS' EQUITY
Common stock, par value $0.12
3,000,000 shares registered, issued and outstanding	362,463	362,463
Other comprehensive income	18,395	8,296
Statutory reserve	21,088	—
Retained earnings ( Accumulated deficit)	191,270	(63,724)

Total stockholders' equity	593,216	307,036

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,735,683	$1,639,950

The accompanying notes are integral part of these financial statements

GUANGXI HUIJIE SCI. & TECH. FEED CO., LTD.
STATEMENT OF OPERATIONS AND OTHER COMPREHENSIVE (LOSS) INCOME
FROM INCEPTION ( August 2, 2004) TO DECEMBER 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2005
AND THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 ( Unaudited)

	Years Ended December 31,		September 30,
	2005	2004	2006	2005
			(Unaudited)	( Unaudited)

Net Revenue	$439,880	$—	$1,863,035	$146,846

Cost of Revenue	370,812	—	1,283,629	127,513

Gross Profit	69,068	—	579,406	19,333

Operating expenses
Selling expenses	59,829	1,012	113,957	21,518
General and administrative expenses	70,152	—	79,532	29,850
Total operating expenses	129,980	1,012	193,489	51,368

(Loss) Income from operations	(60,912)	(1,012)	385,917	(32,035)

Non-operating income (expense):
Interest expense	(2,352)	553	(6,000)	(334)
Other income (expense)	—	—	31	—

Total non-operating income (expense)	(2,352)	553	(5,969)	(334)

(Loss) Income before income tax	(63,264)	(459)	379,948	(32,369)

Provision for Income tax	—	—	103,866	—

Net income	(63,264)	(459)	$276,082	($32,369)

Other comprehensive income
Foreign currency translation gain	8,287	9	10,099	7,706

Comprehensive (loss) Income	($54,977)	($450)	$286,181	($24,663)

Weighted average shares outstanding:
Basic and diluted	3,000,000	3,000,000	3,000,000	3,000,000

(Loss) /earnings per share:
Basic and Diluted	($0.02)	($0.00)	$0.10	($0.01)

The accompanying notes are an integral part of these financial statements

GUANGXI HUIJIE SCI. & TECH. FEED CO., LTD.
STATEMENT OF CASH FLOWS
FROM INCEPTION ( August 2, 2004) TO DECEMBER 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2005
AND THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 ( Unaudited)

			FOR THE NINE MONTHS
	DECEMBER 31,		ENDED SEPTEMBER 30,
	2005	2004	2006	2005
			(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(63,264)	$(459)	$276,082	$(32,369)
Adjustments to reconcile net (loss) income to net cash provided in operating activities:
Depreciation	15,525	—	31,459	5,755
Amortization	1,576	—	2,903	628
(Increase) / decrease in assets:
Accounts receivable	(161,513)	—	(418,523)	(131,469)
Advance to suppliers	(27,502)	—	(145)	(20,715)
Other receivables	(188,725)	(544)	97,931	(22,020)
Inventory	(347,584)	—	148,887	(211,661)
Due from related party	(8,018)	—	8,204	—
Prepaid expense	(457)	—	468	(626)
Other assets	397,416	(393,421)	—	395,711
Increase /( decrease) in liabilities:
Accounts payable	273,274	—	76,751	317,888
Other payable	33,156	—	(33,923)	33,014
Unearned revenue	25,220	—	(12,124)	1,827
Due to related party	—	—	130	—
Accrued expenses	184	—	1,805	214
Income tax payable	—	—	103,866	—

Net cash provided by (used in) operating activities	(50,712)	(394,424)	283,771	336,177

CASH FLOWS FROM IINVESTING ACTIVITIES:
Acquisition of property and equipment	(567,071)	(57,280)	(274)	(558,505)
Acquisition intangible assets	(189,156)	—	—	(188,344)
Proceeds from sale of property and equipment	—	—

Net cash used in investing activities	(756,227)	(57,280)	(274)	(746,849)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributed capital	—	362,463	—	—
Payment of note payable	—	—	(157,337)	—
Proceeds from note payable	153,779	—	—	153,119
Advance from shareholders	732,279	36,246	184,808	442,343
Repayment to shareholders	—	—	(429,554)	—
Advance from related parties	—	57,749	49,948	—
Repayment to related parties	—	—	—	—

Net cash provided by (used in) financing activities	886,058	456,458	(352,135)	595,462

Effect of exchange rate changes on cash and cash equivalents	1,330	—	884	3,235

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	80,449	4,754	(67,754)	188,025

CASH & CASH EQUIVALENTS AT BEGINNING OF PERIOD	4,754	—	85,203	4,754

CASH & CASH EQUIVALENTS AT END OF PERIOD	$85,203	$4,754	$17,449	$192,779

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$2,639	$—	$6,177	$498

Income taxes paid	$—	$—	$—	$—

GUANGXI HUIJIE SCI. & TECH. FEED CO., LTD.
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Common Stock
			Other			Total
			Comprehensive	Statutory	Accumulated	Stockholders'
	Shares	Amount	Income	Reserve	Deficit	Equity
Balance January 1, 2004	—	$—	$—	$—	$—	$—

Contributed capital	3,000,000	362,463				362,463

Cumulative translation adjustment			9			9

Net loss for the year ended December 31, 2004					($459)	(459)

Balance December 31, 2004	3,000,000	362,463	9	—	(459)	362,013

Change in foreign currency translation gain			8,287			8,287

Net loss for the year ended December 31, 2005					($63,264)	(63,264)

Balance December 31, 2005	3,000,000	$362,463	$8,296	—	$(63,724)	$307,036

Guangxi Huijie Sci. & Tech. Feed Co., Ltd.
Notes to Financial Statements
December 31, 2005 and 2004 And September 30, 2006 and 2005 (Unaudited)

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

Guangxi Huijie Sci. & Tech. Feed Co, Ltd. (“Guangxi” or the “Company”) was incorporated on August 2, 2004. Guangxi is engaged in the research & development, manufacture, marketing, distribution and sale of pre-mix fodder blended feed and feed additives primarily for use in China’s domestic pork husbandry market. Guangxi operates a production plants in Nanning City and sells to distributors and large-scale swine farms.

The Company was a development stage enterprise in 2004 as its planned operations had not commenced and the Company’s activities were confined to development stage activities, which primarily consisted of financial planning and acquisition of property and equipment. During the year ended December 31, 2005, the Company ceased to be a development stage enterprise as it started generating revenue.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Renminbi; however the accompanying financial statements have been translated and presented in United States Dollars.

Foreign Currency Translation

The accounts of the Company are maintained, in the Chinese Yuan Renminbi (CNY). The financial statements have been translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounting Standard ("SFAS") No. 52, "Foreign Currency Translation," with the CNY as the functional currency. According to the Statement, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholder's equity is translated at the historical rates and statement of operations items are translated at the weighted average exchange rate for the year. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income." Gains and losses from foreign currency transactions are reflected in the income statement.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Guangxi Huijie Sci. & Tech. Feed Co., Ltd.
Notes to Financial Statements
December 31, 2005 and 2004 And September 30, 2006 and 2005 (Unaudited)

Accounts and Other Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

Other receivables consist of following items:

	September 30, 2006	December 31, 2005
Advance to a non-related party	$88,563	$173,478
Employee advances for expenses	8,423	18,691
Total	$96,986	$192,169

Advance to non-related party does not bear any interest and is payable on demand.

Advances to Suppliers

The Company advances to certain vendors for purchase of its material. The advances to suppliers are interest free and unsecured. At September 30, 2006 and December 31, 2005 the Company had advances to suppliers in the amount of $28,657 and $27,923, respectively.

Inventory

Inventory is stated at the lower of cost, as determined by weighted-average method, or market. Management compares the cost of inventories with the market value, and allowance is made for writing down the inventories to their market value, if lower.

Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Office equipment	5 years
Operating equipment	10 years
Buildings	20 years

Guangxi Huijie Sci. & Tech. Feed Co., Ltd.
Notes to Financial Statements
December 31, 2005 and 2004 And September 30, 2006 and 2005 (Unaudited)

The following are the details of the property and equipment at:

	September 30, 2006	December 31, 2005

Office equipment	$15,958	$15,357
Operating equipment	202,857	198,679
Buildings	429,289	420,448
	648,104	634,484
Less accumulated depreciation	(47,969)	(15,763)
	$600,135	$618,721

Depreciation expense for the year ended December 31, 2005 was $15,525. Depreciation expense for the nine months ended September 30, 2006 and 2005 was $31,459 and $5,755, respectively.

Intangible Assets

Intangible assets consist of right to use land.

Net intangible assets at September 30, 2006 and December 31, 2005 are as follows:

	September 30, 2006	December 31, 2005
Land use right	$196,086	$192,048

Accumulated amortization	(4,575)	(1,600)
	$191,511	$190,448

Per the People’s Republic of China’s governmental regulations, the Government owns all land. The Company leases land per a real estate contract with the government of the People’s Republic of China for a period from November 2006 through October 2056. The Company obtained possession of the land in July of 2005. Accordingly, the Company is amortizing the cost of the right to use land from that date.

Right to use land is amortized over a period of 50 years.

Amortization expense for the Company’s intangible assets for the year ended December 31, 2005 was $1,576. Amortization expense for the nine months ended September 30, 2006 and 2005 was $2,903 and $628, respectively.

Amortization expenses for the Company’s intangible assets over the next five fiscal years are estimated to be: 2006-$3,871, 2007-$3,871, 2008-$3,871, 2009-$3,871 and 2010-$3,871.

Revenue Recognition

The Company's revenue recognition policies are in compliance with SEC Staff Accounting Bulletin (SAB) 104. Revenue is recognized when services are rendered to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue. The Company is not subject to VAT Payment or withholdings.

Guangxi Huijie Sci. & Tech. Feed Co., Ltd.
Notes to Financial Statements
December 31, 2005 and 2004 And September 30, 2006 and 2005 (Unaudited)

Advertising Costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the nine months ended September 30, 2006 were $1,096.

Stock-Based Compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. For the years ended December 31, 2004 and 2005, the Company used the intrinsic value method prescribed by APB 25 and had opted for the disclosure provisions of SFAS No.123. In December 2004, the FASB issued SFAS Statement No. 123R, "Share-Based Payment, an Amendment of SFAS Statement No. 123" ("SFAS No. 123R"). SFAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. The Company adopted SFAS No. 123R in the first quarter of 2006.
No options have been granted by the Company from inception through September 30, 2006.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. At December 31, 2005 and September 30, 2006, book to tax differences were not significant.

Basic and Diluted Earning Per Share

Earning per share is calculated in accordance with the Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net earning per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net earning per share is based upon the weighted average number of common shares outstanding. Diluted net earning per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Guangxi Huijie Sci. & Tech. Feed Co., Ltd.
Notes to Financial Statements
December 31, 2005 and 2004 And September 30, 2006 and 2005 (Unaudited)

Statement of Cash Flows

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Segment Reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's financial statements as the Company consists of one reportable business segment. All revenue is from customers in The People's Republic of China. All of the Company's assets are located in The People's Republic of China.

Recent Pronouncements

In December 2004, the FASB issued SFAS Statement No. 123R, "Share-Based Payment, an Amendment of SFAS Statement No. 123" ("SFAS No. 123R"). SFAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. SFAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006.

Guangxi Huijie Sci. & Tech. Feed Co., Ltd.
Notes to Financial Statements
December 31, 2005 and 2004 And September 30, 2006 and 2005 (Unaudited)
In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets,” an amendment of FASB Statement No. 140. SFAS No. 156 permits entities to choose to either subsequently measure servicing rights at fair value and report changes in fair value in earnings or amortize servicing rights in proportion to and over the estimated net servicing income or loss and assess to rights for impairment or the need for an increased obligation. FAS No. 156 also clarifies when a servicer should separately recognize servicing assets and liabilities, requires all separately recognized assets and liabilities to be initially measured at fair value, if practicable, permits a one-time reclassification of available-for-sales securities to trading securities by an entity with recognized servicing rights and requires additional disclosures for all separately recognized servicing assets and liabilities. FAS No. 156 is effective as of the beginning of an entity’s fiscal year that begins after September 15, 2006. We do not expect the adoption of this statement to have a material impact on the Company’s results of operations, financial position or cash flows.

In July 2006, the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes,” which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. We do not expect the adoption of this statement to have a material impact on the Company’s results of operations, financial position or cash flows.

The Company believes that the adoption of these standards will have no material impact on its financial statements.

Note 3- Loan Payable Bank

At December 31, 2005, the Company had a short-term bank loan of $156,130 with an interest rate of 5.58 % per annum, payable monthly. The loan term was from September 9, 2005 to September 8, 2006. This loan was collateralized by the Company’s operating equipment. The loan was repaid on September 8, 2006.

Note 4 - Employee Welfare Plan

The Company has established its own employee welfare plan in accordance with Chinese law and regulations. The Company makes annual contributions of 14% of all employees' salaries to employee welfare plan. The total expense for the above plan was $4,546 (RMB 37,250) for the years ended December 31, 2005, and $7,518 (RMB 60,205) and $1,794 (RMB 14,763) for the nine months ended September 30, 2006 and 2005, respectively.

Note 5 - Statutory Common Welfare Fund

As stipulated by the Company Law of the People's Republic of China (PRC) as applicable to all Chinese companies, net income after taxation can only be distributed as dividends after appropriation has been made for the following:

i. Making up cumulative prior years' losses, if any;

ii. Allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

Guangxi Huijie Sci. & Tech. Feed Co., Ltd.
Notes to Financial Statements
December 31, 2005 and 2004 And September 30, 2006 and 2005 (Unaudited)

iii. Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory common welfare fund" (SCWF), which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

iv. Allocations to the discretionary surplus reserve, if approved in the shareholders' general meeting.

Pursuant to the new Corporate Law effective on January 1, 2006, there is now only one "Statutory surplus reserve" requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital.

Pursuant to the "Circular of the Ministry of Finance ( MOF) on the Issue of Corporate Financial Management after the Corporate Law Enforced" (No.67 [2006]), effective on April 1, 2006, issued by the MOF, the companies will transfer the balance of SCWF as of December. 31, 2005 to Statutory Surplus Reserve. Any deficit in the SCWF will be charged in turn to Statutory Surplus Reserve, additional paid-in capital and undistributed profit of previous years. If a deficit still remains, it should be transferred to retained earnings and be reduced to zero by a transfer from after tax profit of following years. At December 31, 2005 and September 30, 2006, the Company did not have a deficit in the SCWF

The Company has appropriated $21,088 as reserve for the statutory surplus reserve and welfare fund for the nine months ended September 30, 2006.

Note 6 - Earnings Per Share

Earnings (loss) per share for the years ended December 31, 2005 and 2004 and the nine months ended September 30, 2006 and 2005 is determined by dividing net income (loss) for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding. At December 31, 2005 and 2004 and September 30 2006 and 2005, there were no dilutive securities.

Note 7 - Related Party Transactions

Due to related parties and due from related parties represent amounts payable and receivable from related arising from purchases and sales transactions.

Advances to and from related parties and shareholders are non interest bearing and are payable or receivable on demand.

Sales to related parties amounted to $8,018 and $66,589 for the year ended December 31, 2005 and the nine months ended September 30, 2006, respectively.

Due from related parties amounted to $8,141 as of December 31, 2005.

Unearned revenue from related parties amounted to $131 (RMB 1,038) as of September 30, 2006.

Advances from related parties amounted to $59,228, $57,751 and $111,080 as of December 31, 2005, December 31, 2004 and September 30, 2006, respectively.

Guangxi Huijie Sci. & Tech. Feed Co., Ltd.
Notes to Financial Statements
December 31, 2005 and 2004 And September 30, 2006 and 2005 (Unaudited)

Advances from shareholders amounted to $780,650, $36,247 and $549,089 as of December 31, 2005, December 31, 2004 and September 30, 2006, respectively.

Advances from shareholders are interest free and payable upon approval of all shareholders.

The parties are related through common shareholders.

Note 8 - Income taxes

Local PRC Income Tax

Pursuant to the tax laws of China, general enterprises are subject to income tax at an effective rate of 33%.

A reconciliation of tax at United States federal statutory rate to provision for income tax recorded in the financial statements is as follows:

	For the Years		For the Nine Months
	Ended December 31,		Ended September 30,
	2005	2004	2006	2005

Tax provision (credit) at statutory rate	(34%)	(34%)	34%	(34%)

Foreign tax rate difference	1%	1%	(1%)	1%

Change in valuation allowance	33%	33%	(6%)	33%

	—	—	(27%)	—

The Company has received a tax exemption certificate from the local tax bureau which grants the Company exemption from income taxes if the tax liability in any year is less than RMB 1,000,000. The exemption is effective for the years ending December 31, 2006 to 2008. If the tax liability is more than RMB 1,000,000 in any of the exempt years, the Company can apply to the provincial tax bureau within two months of the applicable year end for exemption from income tax liability up to RMB 1,000,000. The local tax bureau may waive or refund the tax liability. The Company will account for the exemption in the period the exemption is granted as a change in tax status in accordance with Statement of Financial Accounting Standard (SFAS) 109, par. 28, which states that the effect of a change in tax status is computed as of the date of change and is included in the tax provision for continuing operations.